Exhibit 99.1

McDermott Reports Second Quarter 2010 Results; Net Income of $76.0 Million, $0.32 Per Fully Diluted Share

Results above include The Babcock & Wilcox Company which was spun-off 7/30/2010 and approximately $66.2 million of spin-related transaction costs

Excluding B&W and Transaction Costs, McDermott reported Net Income of $81.3 million, $0.35 per share; Grew Backlog to Highest Level in 4 Quarters

HOUSTON--(BUSINESS WIRE)--August 9, 2010--McDermott International, Inc. (NYSE: MDR) (“McDermott” or the “Company”) today reported net income of $76.0 million, or $0.32 per diluted share, for the 2010 second quarter on consolidated revenues of $1.3 billion. The results of the 2010 second quarter compare to net income of $92.6 million, or $0.40 per diluted share, on revenues of $1.6 billion in the corresponding period of 2009. Both periods include the results of The Babcock & Wilcox Company (“B&W”), which was spun-off to McDermott shareholders on July 30, 2010. Additionally, the 2010 second quarter net income included approximately $66.2 million in after-tax expenses related to the spin-off ($0.28 per diluted share). Weighted average common shares outstanding on a fully diluted basis were approximately 234.4 million and 233.1 million in the quarters ended June 30, 2010 and June 30, 2009, respectively.

With McDermott’s spin-off of B&W now complete, the past results of B&W, as well as the costs of the spin-off, will be accounted for as discontinued operations in McDermott’s future reporting periods. As a result, the remainder of this release will reference McDermott’s continuing operations as reflected in the unaudited pro forma financial statements, included in the tables below and filed with the U.S. Securities and Exchange Commission on Forms 8-K and 8-K/A, which adjust McDermott’s consolidated results for the spin-off of B&W and the related costs.

On this pro forma basis, McDermott’s net income was $81.3 million, or $0.35 per diluted share, for the second quarter of 2010 on consolidated revenues of $645.1 million. The results of the 2010 second quarter compare to pro forma net income of $34.4 million, or $0.15 per diluted share, on revenues of $832.9 million in the corresponding period of 2009. The year-over-year decrease in revenues was due to reduced level of activities primarily in the Middle East and Asia Pacific regions.

The Company’s pro forma operating income was $102.7 million in the 2010 second quarter, compared to $55.7 million in the 2009 second quarter. The year-over-year increase in the 2010 second quarter, as compared to the corresponding period of 2009, was due to improved project performance, primarily in our Middle East operations.

“McDermott’s performance in the second quarter of 2010 was an excellent beginning as the Company moves forward post-spin,” said Stephen M. Johnson, President and Chief Executive Officer of McDermott. “During the quarter, we recognized about $720 million of new bookings, which grew backlog sequentially to $4.3 billion. The Company’s operating margins for the quarter were exceptional at nearly 16% and the pro forma balance sheet provides a strong foundation to pursue growth. Our new leadership team is excited about our long-term prospects as an engineering and construction company exclusively focused on the offshore oil and gas industry.”

The Company’s other expense for the second quarter of 2010 was $2.3 million, compared to other income of $2.2 million in the second quarter of 2009. The $4.5 million negative variance was primarily due to the write-off of unamortized debt issuance costs, lower interest income combined with higher interest expense, and the amortization of fees associated with new credit facilities.

At June 30, 2010, the Company’s pro forma backlog was $4.3 billion, compared to $4.2 billion and $4.7 billion at March 31, 2010 and June 30, 2009, respectively.

Balance Sheet Summary

McDermott has included a pro forma balance sheet which reflects the accounts of the Company excluding B&W. As of June 30, 2010, as adjusted, McDermott had total assets of $2.3 billion. Included in this amount was approximately $764.3 million of cash, cash equivalents and investments. Net working capital, calculated as current assets less current liabilities, was $383.2 million. Additionally, shareholders’ equity was approximately $1.4 billion, or 62% of total assets, with total debt of $55.8 million.

Upcoming Investor Events

McDermott plans to attend two upcoming investor conferences later this week. On August 11, 2010, members of McDermott’s senior management will participate in UBS’ E&C 1X1 Conference in Chicago. The following day, August 12, 2010, McDermott will participate in Jefferies’ Industrials Conference in New York City, with Steve Johnson presenting at 2:00 pm ET.

The presentations to be used during both of these meetings will be available for a limited time over the internet at www.mcdermott.com in the investor relations section on the morning of the respective events. In addition, Mr. Johnson’s presentation on August 12, 2010 will be webcast live, and a replay will be available for a limited time, at www.mcdermott.com.

OTHER INFORMATION

About the Company

McDermott is a leading engineering, procurement, construction and installation (“EPCI”) company focused on executing complex offshore oil and gas projects worldwide. Providing fully integrated EPCI services for upstream field developments, the Company delivers fixed and floating production facilities, pipelines and subsea systems from concept to commissioning. McDermott’s customers include national and major energy companies. Operating in more than 20 countries across the Atlantic, Middle East and Asia Pacific, the Company’s integrated resources include more than 16,000 employees and a diversified fleet of marine vessels, fabrication facilities and engineering offices. McDermott has served the energy industry since 1923. To learn more, please visit McDermott’s website on the internet at www.mcdermott.com

Forward Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, McDermott cautions that statements in this press release, which are forward-looking and provide other than historical information, involve risks and uncertainties that may impact the Company’s actual results of operations. These forward-looking statements include statements about backlog, to the extent backlog may be viewed as an indicator of future revenues, and the pursuit of growth. Although we believe that the expectations reflected in those forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made by using various underlying assumptions and are subject to numerous uncertainties and risks, including adverse changes in the markets in which we operate or credit markets and our inability to successfully execute on contracts in backlog. If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. For a more complete discussion of these and other risk factors, please see McDermott’s annual and quarterly filings with the Securities and Exchange Commission, including its annual report on Form 10-K and quarterly reports on Form 10-Q. This news release reflects management’s views as of the date hereof. Except to the extent required by applicable law, McDermott undertakes no obligation to update or revise any forward-looking statement.

Conference Call to Discuss Second Quarter 2010 Earnings Release

Date: Tuesday, August 10, 2010, at 10:00 a.m. ET (9:00 a.m. CT)

Live Webcast: Investor Relations section of Web site at www.mcdermott.com

Replay: Available for 2 weeks in the investor relations section of www.mcdermott.com

McDERMOTT INTERNATIONAL, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(Unaudited)
	(In thousands, except share and per share amounts)

Revenues	$1,333,562	$1,564,999	$2,515,492	$3,058,262

Costs and Expenses:
Cost of operations	1,006,733	1,275,058	1,941,584	2,503,680
Gains on asset disposals – net	(165)	(1,897)	(2,258)	(656)
Costs to spin-off B&W	66,218	-	90,420	-
Selling, general and administrative expenses	154,203	153,195	297,953	294,589
Total Costs and Expenses	1,226,989	1,426,356	2,327,699	2,797,613

Equity in Income of Investees	16,719	9,097	27,307	18,297

Operating Income	123,292	147,740	215,100	278,946

Other Income (Expense):
Interest income (expense) – net	(3,333)	4,987	(3,034)	6,844
Other income (expense) – net	(4,494)	(10,201)	(8,711)	(20,971)
Total Other Income (Expense)	(7,827)	(5,214)	(11,745)	(14,127)

Income before Provision for Income Taxes	115,465	142,526	203,355	264,819

Provision for Income Taxes	33,872	44,645	53,544	88,523

Net Income	81,593	97,881	149,811	176,296

Less: Net Income Attributable to Noncontrolling Interest	(5,559)	(5,326)	(13,836)	(6,049)

Net Income Attributable to McDermott International, Inc.	$76,034	$92,555	$135,975	$170,247

Earnings per Share:
Basic:
Net Income Attributable to McDermott International, Inc.	$0.33	$0.40	$0.59	$0.74
Diluted:
Net Income Attributable to McDermott International, Inc.	$0.32	$0.40	$0.58	$0.73

Shares used in the computation of earnings per share:
Basic	231,847,145	229,273,441	231,335,723	228,794,113
Diluted	234,423,546	233,105,949	234,588,291	232,846,098

McDERMOTT INTERNATIONAL, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the Three Months Ended June 30, 2010

	As Reported	Pro Forma Adjustments	Pro Forma
	(In thousands)

Revenues	$1,333,562	$(688,496)	$645,066
Costs and Expenses:
Cost of operations	1,006,733	(518,369)	488,364
Gains on asset disposals and impairments – net	(165)	(61)	(226)
Costs to spin-off B&W	66,218	(66,218)	-
Selling, general and administrative expenses	154,203	(100,664)	53,539
Total Costs and Expenses	1,226,989	(685,312)	541,677

Equity in Income (Loss) of Investees	16,719	(17,435)	(716)

Operating Income	123,292	(20,619)	102,673

Other Income (Expense):
Interest income (expense) – net	(3,333)	1,553	(1,780)
Other expense – net	(4,494)	3,945	(549)
Total Other Income (Expense)	(7,827)	5,498	(2,329)

Income before Provision for Income Taxes	115,465	(15,121)	100,344

Provision for Income Taxes	33,872	(20,341)	13,531

Net Income	81,593	5,220	86,813

Less: Net Income Attributable to Noncontrolling Interest	(5,559)	72	(5,487)

Net Income Attributable to McDermott Intl, Inc.	$76,034	$5,292	$81,326

Earnings per Share:
Basic:
Net Income Attributable to McDermott Intl, Inc.	$0.33		$0.35
Diluted:
Net Income Attributable to McDermott Intl, Inc.	$0.32		$0.35

Shares used in the computation of Earnings per Share:
Basic	231,847,145		231,847,145
Diluted	234,423,546		234,423,546

McDERMOTT INTERNATIONAL, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the Three Months Ended June 30, 2009

	As Reported	Pro Forma Adjustments	Pro Forma
	(In thousands)

Revenues	$1,564,999	$(732,069)	$832,930
Costs and Expenses:
Cost of operations	1,275,058	(553,489)	721,569
Gains on asset disposals and impairments – net	(1,897)	30	(1,867)
Selling, general and administrative expenses	153,195	(96,745)	56,450
Total Costs and Expenses	1,426,356	(650,204)	776,152

Equity in Income (Loss) of Investees	9,097	(10,153)	(1,056)

Operating Income	147,740	(92,018)	55,722

Other Income (Expense):
Interest income (expense) – net	4,987	(112)	4,875
Other expense – net	(10,201)	7,503	(2,698)
Total Other Income (Expense)	(5,214)	7,391	2,177

Income before Provision for Income Taxes	142,526	(84,627)	57,899

Provision for Income Taxes	44,645	(26,408)	18,237

Net Income	97,881	(58,219)	39,662

Less: Net Income Attributable to Noncontrolling Interest	(5,326)	43	(5,283)

Net Income Attributable to McDermott Intl, Inc.	$92,555	$(58,176)	$34,379

Earnings per Share:
Basic:
Net Income Attributable to McDermott Intl, Inc.	$0.40		$0.15
Diluted:
Net Income Attributable to McDermott Intl, Inc.	$0.40		$0.15

Shares used in the computation of Earnings per Share:
Basic	229,273,441		229,273,441
Diluted	233,105,949		233,105,949

McDERMOTT INTERNATIONAL, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the Six Months Ended June 30, 2010

	As Reported	Pro Forma Adjustments	Pro Forma
	(In thousands)

Revenues	$2,515,492	$(1,350,884)	$1,164,608
Costs and Expenses:
Cost of operations	1,941,584	(1,063,320)	878,264
Gains on asset disposals and impairments – net	(2,258)	(48)	(2,306)
Costs to spin-off B&W	90,420	(90,420)	-
Selling, general and administrative expenses	297,953	(192,129)	105,824
Total Costs and Expenses	2,327,699	(1,345,917)	981,782

Equity in Income (Loss) of Investees	27,307	(31,454)	(4,147)

Operating Income	215,100	(36,421)	178,679

Other Income (Expense):
Interest income (expense) – net	(3,034)	1,582	(1,452)
Other expense – net	(8,711)	7,035	(1,676)
Total Other Income (Expense)	(11,745)	8,617	(3,128)

Income before Provision for Income Taxes	203,355	(27,804)	175,551

Provision for Income Taxes	53,544	(26,662)	26,882

Net Income	149,811	(1,142)	148,669

Less: Net Income Attributable to Noncontrolling Interest	(13,836)	85	(13,751)

Net Income Attributable to McDermott Intl, Inc.	$135,975	$(1,057)	$134,918

Earnings per Share:
Basic:
Net Income Attributable to McDermott Intl, Inc.	$0.59		$0.58
Diluted:
Net Income Attributable to McDermott Intl, Inc.	$0.58		$0.58

Shares used in the computation of Earnings per Share:
Basic	231,335,723		231,335,723
Diluted	234,588,291		234,588,291

McDERMOTT INTERNATIONAL, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the Six Months Ended June 30, 2009

	As Reported	Pro Forma Adjustments	Pro Forma
	(In thousands)

Revenues	$3,058,262	$(1,517,122)	$1,541,140
Costs and Expenses:
Cost of operations	2,503,680	(1,164,403)	1,339,277
Gains on asset disposals and impairments – net	(656)	(177)	(833)
Selling, general and administrative expenses	294,589	(184,412)	110,177
Total Costs and Expenses	2,797,613	(1,348,992)	1,448,621

Equity in Income (Loss) of Investees	18,297	(20,498)	(2,201)

Operating Income	278,946	(188,628)	90,318

Other Income (Expense):
Interest income (expense) – net	6,844	(789)	6,055
Other expense – net	(20,971)	9,543	(11,428)
Total Other Income (Expense)	(14,127)	8,754	(5,373)

Income before Provision for Income Taxes	264,819	(179,874)	84,945

Provision for Income Taxes	88,523	(61,618)	26,905

Net Income	176,296	(118,256)	58,040

Less: Net Income attributable to Noncontrolling Interest	(6,049)	95	(5,954)

Net Income Attributable to McDermott Intl, Inc.	$170,247	$(118,161)	$52,086

Earnings per Share:
Basic:
Net Income Attributable to McDermott Intl, Inc	$0.74		$0.23
Diluted:
Net Income Attributable to McDermott Intl, Inc	$0.73		$0.22

Shares used in the computation of Earnings per Share:
Basic	228,794,113		228,794,113
Diluted	232,846,098		232,846,098

McDERMOTT INTERNATIONAL, INC. SUPPLEMENTAL PRO FORMA INFORMATION

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(Unaudited); (In thousands)

EQUITY IN INCOME (LOSS) OF INVESTEES (1)	(716)	(1,056)	(4,147)	(2,201)

GAIN/(LOSS) ON SALE OF ASSETS (1)	226	1,867	2,306	833

PENSION EXPENSE (1)	1,958	2,180	3,910	4,368

DEPRECIATION & AMORTIZATION (1)	20,369	20,214	40,419	39,973

CAPITAL EXPENDITURES	47,514	47,774	95,059	89,133

BACKLOG	4,265,714	4,688,467	4,265,714	4,688,467

(1) Included in Segment Income Above

McDERMOTT INTERNATIONAL, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of June 30, 2010

	As Reported	Pro Forma Adjustments	Pro Forma
	(In thousands)

ASSETS
Current Assets:
Cash and cash equivalents	$777,554	$240,347	$537,207
Restricted cash and cash equivalents	150,708	19,196	131,512
Accounts receivable – trade, net	568,515	323,697	244,818
Accounts and notes receivable – unconsolidated affiliates	13,657	7,941	5,716
Accounts receivable – other	64,829	42,317	22,512
Contracts in progress	351,923	288,154	63,769
Inventories	100,636	97,863	2,773
Deferred income taxes	90,702	84,343	6,359
Other current assets	99,890	48,345	51,545

Total Current Assets	2,218,414	1,152,203	1,066,211

Property, Plant and Equipment	2,691,060	948,915	1,742,145
Less accumulated depreciation	1,312,985	524,839	788,146

Net Property, Plant and Equipment	1,378,075	424,076	953,999

Investments	168,195	72,600	95,595

Goodwill	334,649	279,904	54,745

Deferred Income Taxes	242,826	242,826	-

Investments in Unconsolidated Affiliates	101,228	86,770	14,458

Other Assets	271,262	147,443	123,819

TOTAL	$ 4,714,649	$2,405,822	$2,308,827

McDERMOTT INTERNATIONAL, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of June 30, 2010

	As Reported	Pro Forma Adjustments	Pro Forma
	(In thousands)

LIABILITIES AND EQUITY
Current Liabilities:
Notes payable and current maturities of long-term debt	$15,067	$7,525	$7,542
Accounts payable	425,170	187,407	237,763
Accrued contract costs	86,599	445	86,154
Accrued employee benefits	146,147	95,109	51,038
Accrued pension liability – current portion	130,914	123,770	7,144
Accrued liabilities – other	162,052	73,111	88,941
Advance billings on contracts	595,410	439,312	156,098
Accrued warranty expense	117,213	114,780	2,433
Income taxes payable	59,617	2,074	57,543

Total Current Liabilities	1,738,189	1,043,533	694,656

Long-Term Debt	49,218	953	48,265

Accumulated Postretirement Benefit Obligation	105,270	105,136	134

Self-Insurance	91,247	55,487	35,760

Pension Liability	547,031	525,392	21,639

Other Liabilities	152,413	90,216	62,197

Commitments and Contingencies

Equity
Common stock par value	239,264	-	239,264
Capital in excess of par value	1,343,787	-	1,343,787
Retained earnings	1,087,622	1,017,058	70,564
Treasury stock	(83,284)	-	(83,284)
Accumulated other comprehensive loss	(598,441)	(432,454)	(165,987)
Stockholders’ Equity – McDermott Intl, Inc.	1,988,948	584,604	1,404,344
Noncontrolling interest	42,333	501	41,832
Total Equity	2,031,281	585,105	1,446,176

TOTAL	$4,714,649	$2,405,822	$2,308,827

CONTACT:
McDermott International, Inc.
Investors, Analysts and Financial Media:
Vice President
Jay Roueche, 281-870-5462
jroueche@mcdermott.com
or
Director
Robby Bellamy, 281-870-5165
rbellamy@mcdermott.com
or
Trade and General Media:
Director, Corporate Communications
Louise Denly, 281-870-5025
ldenly@mcdermott.com